SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 2, 2012

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 2, 2012, a subsidiary of Extra Space Storage Inc. (the “Company”) completed the previously-announced acquisition of the 94.9% equity ownership interest of Prudential Real Estate Investors (“PREI®”) in ESS PRISA III LLC, a joint venture established by the Company and PREI in 2005, resulting in full ownership by the Company.  The Company acquired PREI’s interest for approximately $300.0 million, excluding closing costs, consisting of approximately $162.0 million of cash consideration to PREI and the assumption of an existing loan in the amount of $145.0 million, of which $138.0 million relates to the interest acquired from PREI. The loan, which matures in August 2012, will be paid using existing cash and proceeds from new loans that are expected to close in the next 30 days.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the membership interest purchase agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)         Financial statements of businesses acquired.

Financial statements for the former joint venture will be filed by amendment as soon as practicable, but not later than 71 days from the date of this Current Report on Form 8-K.

(b)         Pro forma financial information.

Pro forma financial information for the former joint venture will be filed by amendment as soon as practicable, but not later than 71 days from the date of this Current Report on Form 8-K.

(d)         Exhibits.

Exhibit Number	Description of Exhibit

10.1

Membership Interest Purchase Agreement, dated as of April 13, 2012, between Extra Space Properties Sixty Three LLC and PRISA III Co-Investment LLC (incorporated by reference to the Company’s Form 8-K filed on April 16, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2012	EXTRA SPACE STORAGE INC.

	By:	/s/ Charles L. Allen
	Name:	Charles L. Allen
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBITS

Exhibit Number	Description of Exhibit

10.1

Membership Interest Purchase Agreement, dated as of April 13, 2012, between Extra Space Properties Sixty Three LLC and PRISA III Co-Investment LLC (incorporated by reference to the Company’s Form 8-K filed on April 16, 2012).